Exhibit 10.3

Power Solutions International, Inc.

2012 Incentive Compensation Plan

(as amended and restated May 26, 2022)

Section 1.

Establishment, Purpose and Duration

1.1. Effective Date and Purpose. Power Solutions International, Inc., a Delaware corporation (the “Company”), hereby establishes the Power Solutions International, Inc. 2012 Incentive Compensation Plan, as amended and restated (the “Plan”). The Plan is intended to assist the Company in attracting and retaining exceptionally qualified employees, consultants and directors upon whom, in large measure, the sustained progress, growth and profitability of the Company depend. The Plan was approved by the Company’s Board of Directors (the “Board”) on May 30, 2012 and became effective upon such approval and approval of the Company’s stockholders at the 2012 Annual Meeting of Stockholders. An amendment to the Plan was subsequently approved by the Board on July 31, 2013 and became effective upon such approval and approval of the Company’s stockholders at the 2013 Annual Meeting of Stockholders. An amendment and restatement of the Plan was approved by the Board on the Effective Date, subject to approval by the Company’s stockholders at the Company’s annual meeting. Following the Effective Date, unless and until approved by the Company stockholders, no shares of Common Stock shall be issued, nor shall any cash payments be made, under the Plan.

1.2. Duration of the Plan. The Plan shall become effective as of the Effective Date and shall remain in effect, subject to the right of the Committee to amend or terminate the Plan at any time pursuant to Section 15 hereof, until the earlier to occur of (a) the date all Shares subject to the Plan shall have been purchased or acquired and the Restrictions on all Restricted Stock granted under the Plan shall have lapsed, according to the Plan’s provisions, and (b) four (4) years from the Effective Date of the Plan. The termination of the Plan pursuant to this Section 1.2 shall not adversely affect any Awards outstanding on the date of such termination.

Section 2.

Definitions

As used in the Plan, in addition to terms elsewhere defined in the Plan, the following terms shall have the meanings set forth below:

2.1. “Acquired Entity” has the meaning set forth in Section 5.6.

2.2. “Acquired Entity Awards” has the meaning set forth in Section 5.6.

2.3. “Available Shares” has the meaning set forth in Section 4.1(a).

2.4. “Award” means any Option (either a Non-Qualified Stock Option or an Incentive Stock Option), Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Deferred Stock, Performance Unit, Substitute Award, Share, Other Share-Based Award, Other Cash-Based Award or Dividend Equivalent.

2.5. “Award Agreement” means any written agreement, contract or other instrument or document evidencing the terms and conditions of an individual Award granted under the Plan between the Company and a Grantee. Evidence of an Award may be in written or electronic form, may be limited to notation on the books and records of the Company and, with the approval of the Committee, need not be signed by a representative of the Company or a Grantee. Any Shares that become deliverable to the Grantee pursuant to the Plan may be issued in certificate form in the name of the Grantee or in book-entry form in the name of the Grantee. Each Award Agreement shall be subject to the terms and conditions of the Plan.

2.6. “Beneficiary” means the Person designated to receive Plan benefits, if any, in accordance with Section 16 following a Grantee’s death.

2.7. “Board” has the meaning set forth in Section 1.1.

2.8. “Cause” means, as determined by the Committee, the occurrence of any one of the following: (a) commission of an act of fraud, embezzlement or other act of dishonesty that would reflect adversely on the integrity, character or reputation of the Company, or that would cause harm to its customer relations, operations or business prospects; (b) breach of a fiduciary duty owed to the Company; (c) violation or threatening to violate a restrictive covenant agreement, such as a non-compete, non-solicit, or non-disclosure agreement, between an Eligible Person and any Employer; (d) unauthorized disclosure or use of confidential information or trade secrets; (e) violation of any lawful policies or rules of the Company, including any applicable code of conduct; (f) commission of criminal activity; (g) failure to reasonably cooperate in any investigation or proceeding concerning the Company; or (h) neglect or misconduct in the performance of the Grantee’s duties and responsibilities, provided that such Grantee did not cure such neglect or misconduct within ten (10) days after the Company gave written notice of such neglect or misconduct to such Grantee; provided, however, that in the event a Grantee is party to an Employment Agreement that contains a different definition of Cause, the definition of Cause contained in such Employment Agreement shall be controlling.

2.9. “Change in Control” means the occurrence of any one or more of the following: (a) any corporation, person or other entity (other than the Company, a majority-owned subsidiary of the Company or any of its subsidiaries, or an employee benefit plan (or related trust) sponsored or maintained by the Company), including a “group” as provided in Section 13(d)(3) of the Exchange Act, becomes the beneficial owner of stock representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities; (b) (i) consummation of the Company’s merger or consolidation with or into another corporation other than a majority-owned subsidiary of the Company, or the sale or other disposition of at least eighty-five percent (85%) of the Company’s assets, and (ii) the persons who were the members of the Board prior to such consummation do not represent a majority of the directors of the surviving, resulting or acquiring entity or parent thereof; (c) the consummation of a plan of liquidation; or (d) within any period of 12 consecutive months, persons who were members of the Board immediately prior to such 12-month period, together with persons who were first elected as directors (other than as a result of any settlement of a proxy or consent solicitation contest or any action taken to avoid such a contest) during such 12-month period by or upon the recommendation of persons who were members of the Board immediately prior to such 12-month period and who constituted a majority of the Board at the time of such election, cease to constitute a majority of the Board. Notwithstanding the foregoing, a Change in Control shall not occur with respect to a Deferred Compensation Award unless such Change in Control constitutes a “change in control event” within the meaning of Treasury Regulation Section 1.409A-3(i)(5).

2.10. “Change in Control Price” has the meaning set forth in Section 13.2.

2.11. “Code” means the Internal Revenue Code of 1986 (and any successor thereto), as amended from time to time. References to a particular section of the Code include references to regulations and rulings promulgated and in effect thereunder and to any successor provisions.

2.12. “Committee” has the meaning set forth in Section 3.1(a).

2.13. “Common Stock” means common stock, par value $0.001 per share, of the Company.

2.14. “Company” has the meaning set forth in Section 1.1.

2.15. “Current Grant” has the meaning set forth in Section 6.5(d).

2.16. “Deferral Account” has the meaning set forth in Section 10.4(a).

2.17. “Deferral Election” has the meaning set forth in Section 10.3(a).

2.18. “Deferred Compensation Award” means an Award that is not exempt from Code Section 409A and, thus, could be subject to adverse tax consequences under Code Section 409A.

2.19. “Deferred Stock” means a right, granted as an Award under Section 10, to receive payment in the form of Shares (or measured by the value of Shares) at the end of a specified deferral period.

2.20. “Disability” means a mental or physical illness that entitles a Grantee to receive benefits under the long-term disability plan of an Employer, or if the Grantee is not covered by such a plan or the Grantee is not an employee of an Employer, a mental or physical illness that renders the Grantee totally and permanently incapable of performing the Grantee’s duties for the Company or a Subsidiary; provided, however, that the Grantee of a Deferred

Compensation Award shall, for purposes thereof, not be considered to have a Disability unless such Disability also constitutes a “disability” within the meaning of Treasury Regulation Section 1.409A-3(i)(4). Notwithstanding anything to the contrary in this Section 2.20, a Disability shall not qualify under the Plan if it is the result of (i) a willfully self-inflicted injury or willfully self-induced sickness; or (ii) an injury or disease contracted, suffered or incurred while participating in a criminal offense.

2.21. “Disqualifying Disposition” has the meaning set forth in Section 6.5(f).

2.22. “Dividend Equivalent” means a right to receive cash, Shares or other property equal in value to dividends paid or distributed with respect to a specified number of Shares. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award, and may be paid currently or on a deferred basis, subject to the provisions of Code Section 409A. Notwithstanding anything herein to the contrary, Dividend Equivalents on unvested Shares underlying any Award will only be paid, if at all, when and to the extent that the Shares underlying the Award vest. No dividends or Dividend Equivalents shall be paid in connection with Options or SARs.

2.23. “Effective Date” means May 26, 2022, the date on which the Plan was approved by the Board, subject to the approval of the Company’s stockholders at the Company’s annual meeting.

2.24. “Eligible Person” means any (a) employee of an Employer (including leased employees and co-employees with a professional employer organization), (b) non-employee director of the Company or (c) consultant engaged by an Employer.

2.25. “Employer” means the Company or any Subsidiary.

2.26. “Employment Agreement” means an employment agreement, offer letter, consulting agreement or other written agreement between an Employer and an Eligible Person, which relates to the terms and conditions of such person’s employment or other services for an Employer.

2.27. “Exchange Act” means the Securities Exchange Act of 1934 (and any successor thereto), as amended from time to time. References to a particular section of the Exchange Act include references to rules, regulations and rulings promulgated and in effect thereunder, and to any successors thereto.

2.28. “Exercise Date” means the date the Grantee or other holder of an Award that is subject to exercise delivers notice of such exercise to the Company, accompanied by such payment, attestations, representations and warranties or other documentation required under the Plan and applicable Award Agreement or as the Committee may otherwise specify.

2.29. “Fair Market Value” means, unless otherwise provided in an Award Agreement, as of any applicable date, (a) the closing (last sale) price for one Share on such date as reported on the market system or securities exchange on which the Company’s Common Stock is then listed or admitted to trading, or on the last previous day on which a sale was reported if no sale of a Share was reported on such date, or (b) if the foregoing subsection (a) does not apply, the fair market value of a Share as reasonably determined in good faith by the Board in accordance with Code Section 409A. For purposes of subsection (b), the determination of such Fair Market Value by the Board will be made no less frequently than every twelve (12) months and will either (x) use one of the safe harbor methodologies permitted under Treasury Regulation Section 1.409A-1(b)(5)(iv)(B)(2) (or such other similar regulation provision as may be provided) or (y) include, as applicable, the value of tangible and intangible assets of the Company, the present value of future cash flows of the Company, the market value of stock or other equity interests in similar corporations and other entities engaged in trades or businesses substantially similar to those engaged in by the Company, the value of which can be readily determined through objective means (such as through trading prices or an established securities market or an amount paid in an arm’s length private transaction), and other relevant factors such as control premiums or discounts for lack of marketability and whether the valuation method is used for other purposes that have a material economic effect on the Company, its stockholders or its creditors.

2.30. “FICA” has the meaning set forth in Section 17.1(a).

2.31. “Good Reason” has the meaning set forth in the Grantee’s Employment Agreement. If the Grantee is not a party to an Employment Agreement or such Employment Agreement does not define “Good Reason,” then “Good Reason” means, without the Grantee’s written consent, the occurrence of any of the following conditions, unless such condition is fully corrected within 30 days after written notice thereof: The Company (a) permanently and materially diminishes the Grantee’s authority, duties, or responsibilities, (b) materially reduces the Grantee’s overall compensation, including base salary and bonus opportunity, or (c) requires the Grantee to relocate to an office or location of the Company that is not within 50 miles of the office or location of the Company that is the Grantee’s principal business office immediately prior to the relocation. Notwithstanding anything in the Plan to the contrary, a termination of employment due to Good Reason must occur, if at all, within 90 days after the Company receives written notice of any one or more of the conditions set forth in this Section 2.31. The Grantee must provide the Company with written notice of any one or more of the conditions set forth in this Section 2.31 within 30 days of the initial existence of the condition in order for such condition to constitute Good Reason under the Plan.

2.32. “Grant Date” means the date on which an Award is granted, which date may be specified in advance by the Committee.

2.33. “Grantee” means an Eligible Person who has been granted an Award.

2.34. “Immediate Family” has the meaning set forth in Section 5.4(c).

2.35. “Incentive Stock Option” means an Option granted under Section 6 that is intended to meet the requirements of Code Section 422.

2.36. “including” or “includes” means “including, but not limited to,” or “includes, but is not limited to,” respectively.

2.37. “Non-Qualified Stock Option” means an Option granted under Section 6 that is not intended to be an Incentive Stock Option.

2.38. “Notice” has the meaning set forth in Section 6.6(a).

2.39. “$100,000 Limit” has the meaning set forth in Section 6.5(d).

2.40. “Option” means a right granted as an Award under the Plan to purchase Shares for the Option Price (as to each such Share), and may be either an Incentive Stock Option or a Non-Qualified Stock Option.

2.41. “Option Price” means the price at which a Share may be purchased by a Grantee pursuant to an Option.

2.42. “Other Cash-Based Awards” means a cash Award granted to a Grantee under Section 11.2 of the Plan, including cash awarded as a bonus or upon the attainment of Performance Goals or otherwise as permitted under the Plan.

2.43. “Other Plans” has the meaning set forth in Section 6.5(d).

2.44. “Other Share-Based Awards” means a right or other interest awarded to a Grantee under the Plan that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Common Stock, including, but not limited to, unrestricted Shares or Dividend Equivalents, each of which may be subject to the attainment of Performance Goals or a period of continued service or other terms or conditions as permitted under the Plan.

2.45. “Performance Goals” means performance goals based on performance criteria selected by the Committee, which may include, but are not limited to, any of the following: (i) earnings before interest and taxes; (ii) earnings before interest, taxes, depreciation and amortization; (iii) net operating profit after tax; (iv) cash flow; (v) revenue; (vi) net revenues; (vii) sales; (viii) days sales outstanding; (ix) income; (x) net income; (xi) operating income; (xii) net operating income; (xiii) operating margin; (xiv) earnings; (xv) earnings per share; (xvi) return on equity; (xvii) return on investment; (xviii) return on capital; (xix) return on assets; (xx) return on net assets; (xxi) total shareholder return; (xxii) economic profit; (xxiii) market share; (xxiv) appreciation in the fair market value, book value or other measure of value of the shares of Common Stock; (xxv) expense or cost control; (xxvi) working capital; (xxvii) customer satisfaction; (xxviii) employee retention or employee turnover; (xxix) employee satisfaction or engagement; (xxx) environmental, health or other safety goals; (xxxi) individual performance; (xxxii) strategic objective milestones; (xxxiii) any other criteria specified by the Committee in its sole discretion; and (xxxiv) any combination of, or a specified increase or decrease in, as applicable, any of the foregoing. Where applicable, the Performance Goals may be expressed in terms of attaining a specified level of the particular criteria or the attainment of a percentage increase or decrease in the particular criteria, and may be applied to one or more of the Company or a Subsidiary, or a division or strategic business unit of the Company, or may be applied to the performance of the Company relative to a market index, a group of other companies or a combination thereof, all as determined by the Committee. The Performance Goals may include a threshold level of performance below which no payment shall be made (or no vesting shall occur), levels of performance at which specified payments shall be made (or specified vesting shall occur), and a maximum level of performance above which no additional payment shall be made (or at which full vesting shall occur). At the time such an Award is granted, the Committee may specify any reasonable definition of the Performance Goals it uses. Such definitions may provide for equitable adjustments to the Performance Goals in recognition of unusual or non-recurring events affecting the Company or a Subsidiary thereof or the financial statements of the Company or a Subsidiary thereof, in response to changes in applicable laws or regulations, or to account for items of gain, loss or expense determined to be unusual in nature, infrequent in occurrence or unusual in nature and infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles. If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company or the manner in which the Company or a Subsidiary conducts its business, or other events or circumstances render performance goals to be unsuitable, the Committee may modify such Performance Goals in whole or in part, as the Committee deems appropriate. If a Grantee is promoted, demoted or transferred to a different business unit or function during a Performance Period, the Committee may determine that the Performance Goals or Performance Period are no longer appropriate and may (x) adjust, change or eliminate the Performance Goals or the applicable Performance Period as it deems appropriate to make such goals and period comparable to the initial goals and period, or (y) make a cash payment to the Grantee in an amount determined by the Committee.

2.46. “Performance Period” means that period established by the Committee at the time any Award is granted or at any time thereafter during which any Performance Goals specified by the Committee with respect to such Award are to be measured.

2.47. “Performance Unit” means any grant pursuant to Section 11.1 of (a) a bonus consisting of cash or other property the amount or value of which, and/or the entitlement to which, is conditioned upon the attainment of any Performance Goals specified by the Committee, or (b) a unit valued by reference to a designated amount of property other than Shares.

2.48. “Permitted Transferee” has the meaning set forth in Section 5.4(c).

2.49. “Person” means any individual, sole proprietorship, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization, institution, public benefit corporation or other entity or government instrumentality, division, agency, body or department.

2.50. “Plan” has the meaning set forth in Section 1.1 and also includes any appendices hereto.

2.51. “Prior Grants” has the meaning set forth in Section 6.5(e).

2.52. “Restricted Stock” means any Share issued as an Award under the Plan that is subject to Restrictions.

2.53. “Restricted Stock Unit” or “RSU” means the right granted as an Award under the Plan to receive Shares, conditioned on the satisfaction of Restrictions imposed by the Committee.

2.54. “Restrictions” means any restriction on a Grantee’s free enjoyment of the Shares or other rights underlying Awards, including (a) a restriction that the Grantee or other holder may not sell, transfer, pledge or assign a Share or right, and (b) such other restrictions as the Committee may impose in the Award Agreement (including any restriction on the right to vote such Share and the right to receive any dividends). Restrictions may be based upon the passage of time, the satisfaction of performance criteria and/or the occurrence of one or more events or conditions, and shall lapse separately or in combination upon such conditions and at such time or times, in installments or otherwise, as the Committee shall specify. Awards subject to a Restriction shall be forfeited if the Restriction does not lapse prior to such date, the occurrence of such event or the satisfaction of such other criteria as the Committee shall determine.

2.55. “RSU Account” has the meaning set forth in Section 9.3.

2.56. “Rule 16b-3” means Rule 16b-3 promulgated by the SEC under the Exchange Act, as amended from time to time, together with any successor rule.

2.57. “SEC” means the United States Securities and Exchange Commission, or any successor thereto.

2.58. “Section 16 Non-Employee Director” means a member of the Board who satisfies the requirements to qualify as a “non-employee director” under Rule 16b-3.

2.59. “Section 16 Person” means a person who is subject to potential liability under Section 16(b) of the Exchange Act with respect to transactions involving equity securities of the Company.

2.60. “Settlement Date” means the payment date for Restricted Stock Units or Deferred Stock, as set forth in Section 9.3(b) or 10.4(c), as applicable.

2.61. “Share” means a share of Common Stock.

2.62. “Stock Appreciation Right” or “SAR” means a right granted as an Award under the Plan to receive an amount equal to the number of Shares with respect to which the SAR is exercised, multiplied by the excess of (a) the Fair Market Value (or such lower per-Share price as is set forth in the Award Agreement) of one Share on the Exercise Date over (b) the Strike Price.

2.63. “Strike Price” means the per-Share price used as the baseline measure for the value of a SAR, as specified in the applicable Award Agreement.

2.64. “Subsidiary” means any Person that directly, or through one (1) or more intermediaries, is controlled by the Company and that would be treated as part of a single controlled group of corporations with the Company under Code Sections 414(b) and 414(c) if the language “at least 50 percent” is used instead of “at least 80 percent” each place it appears in Code Sections 1563(a)(1), (2), and (3) and Treasury Regulation 1.414(c)-2.

2.65. “Subsidiary Corporation” has the meaning set forth in Section 6.5.

2.66. “Substitute Award” has the meaning set forth in Section 5.6.

2.67. “Tax Date” has the meaning set forth in Section 17.1(a).

2.68. “Term” means the period beginning on the Grant Date of an Option or SAR and ending on the date such Option or SAR expires, terminates or is cancelled.

2.69. “Termination of Service” means,

(a) with respect to Awards other than Deferred Compensation Awards, the first day on which (i) an individual is for any reason no longer providing services to an Employer as an employee, director or consultant or (ii) with respect to an individual who is an employee or consultant to a Subsidiary, such entity ceases to be a Subsidiary of the Company and such individual is no longer providing services to the Company or another Subsidiary; provided, however, that the Committee shall have the discretion to determine when a Grantee, who terminates services as an employee, but continues to provide services in the capacity of a consultant or director immediately following such termination, has incurred a Termination of Service; or

(b) with respect to Deferred Compensation Awards, a “separation from service” within the meaning of Treasury Regulation Section 1.409A-1(h).

2.70. “Total Payments” has the meaning set forth in Section 18.7.

2.71. “Year” means a calendar year.

Section 3.

Administration

3.1. Committee.

(a) Subject to Section 3.2, the Plan shall be administered by the Compensation Committee of the Board or such other committee of the Board as shall be determined by the Board (in any case, the “Committee”). The members of the Committee shall be appointed by the Board from time to time and may be removed by the Board from time to time. The Committee shall consist of two or more directors of the Company, all of whom are Section 16 Non-Employee Directors. The number of members of the Committee shall from time to time be increased or decreased, and shall be subject to such conditions, in each case as the Board deems necessary to permit transactions in Shares pursuant to the Plan to satisfy such conditions of Rule 16b-3 as then in effect.

(b) The Committee may delegate, to the fullest extent permitted under applicable law, to the Chief Executive Officer of the Company any or all of the authority of the Committee with respect to the grant of Awards to Grantees, other than Grantees who are executive officers, or are (or are expected to be) Section 16 Persons at the time any such delegated authority is exercised.

(c) The Committee may delegate to other members of the Board or officers or managers of the Company or any Subsidiary the authority, subject to such terms as the Committee shall determine, to perform administrative functions and, with respect to Awards granted to persons who are not subject to Section 16 Persons, to perform such other functions as the Committee may determine, to the extent permitted under Rule 16b-3 (if applicable) and applicable law.

(d) Each member of the Committee shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or other employee of the Company or any Subsidiary, the Company’s independent certified public accountants, or other professional retained by the Company to assist in the administration of the Plan. No member of the Committee, and no officer or employee of the Company acting on behalf of the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Committee and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination, or interpretation.

3.2. Powers of the Committee. Subject to and consistent with the provisions of the Plan, the Committee shall have full power and authority and sole discretion as follows:

(a) to determine when, to whom (i.e., what Eligible Persons) and in what types and amounts Awards should be granted;

(b) to grant Awards to Eligible Persons in any number, and to determine the terms and conditions applicable to each Award, including (in each case, based on such considerations as the Committee shall determine) conditions intended to comply with Code Section 409A, the number of Shares or the amount of cash or other property to which an Award will relate, any Option Price or Strike Price, grant price or purchase price, any limitation or Restriction, any schedule for or performance conditions relating to the earning of the Award or the lapse of limitations, forfeiture restrictions, restrictive covenants, restrictions on exercisability or transferability, any Performance Goals, including those relating to the Company and/or a Subsidiary and/or any division thereof and/or an individual, and/or vesting based on the passage of time, satisfaction of performance criteria or the occurrence of one or more events or conditions;

(c) to determine the benefit payable under any Award and to determine whether any performance, vesting or transfer conditions, including Performance Goals, have been satisfied;

(d) to determine whether or not specific Awards shall be granted in connection with other specific Awards;

(e) to determine the Term of an Award, as applicable;

(f) to determine the amount, if any, that a Grantee shall pay for Restricted Stock, and the terms related thereto, when Restricted Stock shall be forfeited and whether such Shares shall be held in escrow or other custodial arrangement;

(g) subject to Section 4.3, to determine whether, to what extent and under what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Shares, other Awards or other property, or an Award may be accelerated, vested, canceled, forfeited or surrendered or any terms of the Award may be waived, and to accelerate the exercisability of, and to accelerate or waive any or all of the terms and conditions applicable to, any Award or any group of Awards for any reason and at any time or to extend the period subsequent to the Termination of Service within which an Award may continue to vest and/or be exercised;

(h) to determine with respect to Awards granted to Eligible Persons, whether, to what extent and under what circumstances cash, Shares, other Awards, other property and other amounts payable with respect to an Award will be deferred, either at the election of the Grantee or if and to the extent specified in the Award Agreement automatically or at the election of the Committee and to provide for the payment of interest or other rate of return determined with reference to a predetermined actual investment or independently set interest rate, or with respect to other bases permitted under Code Section 409A or otherwise, for the period between the date of exercise and the date of payment or settlement of the Award;

(i) to determine whether a Grantee has a Disability;

(j) to determine whether and under what circumstances a Grantee has incurred a Termination of Service (e.g., whether Termination of Service was for Cause);

(k) to make, amend, suspend, waive and rescind rules and regulations relating to the Plan;

(l) without the consent of the Grantee, to make adjustments in the terms and conditions of, and the criteria in, Awards in recognition of unusual or non-recurring events (including events described in Section 4.2) affecting an Employer or the financial statements of an Employer, or in response to changes in applicable laws, regulations or accounting principles;

(m) to appoint such agents as the Committee may deem necessary or advisable to administer the Plan;

(n) to determine the terms and conditions of all Award Agreements applicable to Eligible Persons (which need not be identical) and, with the consent of the Grantee (except as provided in this Section 3.2(n), and Sections 5.5 and 15.2), to amend any such Award Agreement at any time; provided, however, that the consent of the Grantee shall not be required for any amendment (i) that does not adversely affect the rights of the Grantee, or (ii) that is necessary or advisable (as determined by the Committee) to carry out the purpose of the Award as a result of any new law or regulation, or a change in an existing law or regulation or interpretation thereof, or (iii) to the extent the Award Agreement specifically permits amendment without consent;

(o) to impose such additional terms and conditions upon the grant, exercise or retention of Awards as the Committee may, before or concurrently with the grant thereof, deem appropriate, including limiting the percentage of Awards that may from time to time be exercised by a Grantee and requiring the Grantee to enter into restrictive covenants;

(p) to correct any defect, supply any omission or reconcile any inconsistency, and to construe and interpret the Plan, any rules and regulations adopted hereunder, Award Agreements or any other instrument entered into or relating to an Award under the Plan; and

(q) to take any other action with respect to any matters relating to the Plan for which it is responsible and to make all other decisions and determinations, including factual determinations, as may be required under the terms of the Plan or as the Committee may deem necessary or advisable for the administration of the Plan.

The Committee shall have sole discretion in exercising its authority under the Plan. Any action of the Committee with respect to the Plan shall be final, conclusive and binding on all Persons, including the Company, Subsidiaries, any Grantee, any Eligible Person, any Person claiming any rights under the Plan from or through any Grantee, and stockholders, except to the extent the Committee may subsequently modify, or take further action not consistent with, its prior action. If not specified in the Plan, the time at which the Committee must or may make any determination shall be determined by the Committee, and any such determination may thereafter be modified by the Committee. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee.

All determinations of the Committee shall be made by a majority of its members; provided, however, that any determination affecting any Awards made or to be made to a member of the Committee may, at the Board’s election, be made by the Board.

Section 4.

Shares Subject to the Plan and Adjustments

4.1. Number of Shares Available for Grants.

(a) Subject to adjustment as provided in Section 4.2, the maximum aggregate number of Shares that are reserved and available for issuance pursuant to Awards granted under the Plan is equal to the sum of (i) 330,357 (the number of Shares authorized and approved for issuance, but not awarded, under the Plan as of the Effective Date), plus (ii) any Shares subject to Awards that, after the Effective Date, are forfeited, terminated, lapsed or satisfied thereunder in cash or property other than Shares available for grant under the Plan (the “Available Shares”). For purposes of this Section 4.1(a), each Share delivered pursuant to an Award shall reduce the Available Shares by one Share; provided, however, that the number of Available Shares shall not be reduced for Substitute Awards or any Award that, by its terms, from and after its Grant Date is payable only in cash. If any Shares subject to an Award granted hereunder are forfeited or such Award otherwise terminates without the delivery of such Shares, the Shares subject to such Award, to the extent of any such forfeiture or termination, shall again be available for grant under the Plan. If any Award is settled in cash, the Shares subject to such Award that are not delivered shall again be available for grants under the Plan. The following Shares may not again be made available for issuance as Awards under the Plan: (i) Shares not issued or delivered as a result of the net settlement of an outstanding Option or SAR, (ii) Shares used to pay the Option Price or withholding taxes related to an outstanding Award, and (iii) Shares repurchased by the Company on the open market with the proceeds of the Option Price. The maximum number of Shares that may be issued or transferred to Eligible Persons as Incentive Stock Options is 330,357.

(b) The Committee shall from time to time determine the appropriate method for calculating the number of Shares that have been delivered pursuant to the Plan. Shares delivered pursuant to the Plan shall be issued only out of the authorized and unissued Shares or treasury Shares, including Shares acquired by purchase in the open market or in private transactions.

(c) The maximum number of shares of Common Stock that may be issued under the Plan in this Section 4.1 shall not be affected by (i) the cash payment of dividends or Dividend Equivalents in connection with outstanding Awards; or (ii) any Shares required to satisfy Substitute Awards.

(d) Notwithstanding anything herein to the contrary, the maximum number of Shares subject to Awards granted during any fiscal year to any Eligible Person who is a non-employee director, taken together with any cash fees paid to such director during the fiscal year with respect to such director’s service as a non-employee director, shall not exceed $500,000 (calculating the value of any such Awards based on the Grant Date Fair Market Value of such Awards for financial reporting purposes).

4.2. Adjustments in Authorized Shares and Awards.

(a) In the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Shares, or other securities or property), stock split or combination, forward or reverse merger, reorganization, subdivision, consolidation or reduction of capital, recapitalization, consolidation, scheme of arrangement, split-up, spin-off or combination involving the Company or repurchase or exchange of Shares, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of: (i) the number and type of Shares (or other securities or property) with respect to which Awards may be granted, (ii) the number and type of Shares (or other securities or property) subject to outstanding Awards, (iii) Option Price, Strike Price or other grant or exercise price (as applicable) with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award, (iv) the number and kind of Shares of outstanding Restricted Stock or relating to any other outstanding Award in connection with which Shares are subject, and (v) the number of Shares with respect to which Awards may be granted to a Grantee; provided, however, that, in each case, with respect to Awards of Incentive Stock Options intended to continue to qualify as Incentive Stock Options after such adjustment, no such adjustment shall be authorized to the extent that such adjustment would cause the Incentive Stock Option to fail to continue to qualify under Code Section 424(a); provided, further, that the number of Shares subject to any Award denominated in Shares shall always be a whole number.

(b) Notwithstanding Section 4.2(a), any adjustments made pursuant to Section 4.2(a) shall be made in such a manner as to ensure that, after such adjustment, Awards continue not to be non-qualified deferred compensation subject to Code Section 409A (or if such Awards are already subject to Code Section 409A, so as not to give rise to adverse tax consequences thereunder.)

4.3 Minimum Vesting. Except in the case of Substitute Awards granted pursuant to Section 5.6, the delivery of Shares in lieu of fully vested cash-based obligations and subject to the following sentence, Awards granted under the Plan shall be subject to a minimum vesting period of one (1) year. Notwithstanding the foregoing, (i) the Committee may provide in an Award Agreement that the vesting of an Award shall accelerate in the event of the Grantee’s death or Disability or in connection with or following a Change in Control and (ii) the Committee may grant Awards covering five percent (5%) or fewer of the total number of Shares authorized under the Plan without respect to the above-described minimum vesting requirement. Notwithstanding the foregoing, with respect to Awards to Grantees who are non-employee directors, the vesting of such Awards will be deemed to satisfy the one (1) year minimum vesting requirement to the extent that the Awards vest on the earlier of the one (1) year anniversary of the date of grant and the next annual meeting of the Company’s stockholders that is at least fifty (50) weeks after the immediately preceding year’s annual meeting.

Section 5.

Eligibility and General Conditions of Awards

5.1. Eligibility. The Committee may in its discretion grant Awards to any Eligible Person, whether or not he or she has previously received an Award.

5.2. Award Agreement. To the extent not set forth in the Plan, the terms and conditions of each Award shall be set forth in an Award Agreement.

5.3. General Terms and Termination of Service. Except as provided in an Award Agreement or as otherwise provided below in this Section 5.3, all Options or SARs that have not been exercised, or any other Awards that remain subject to Restrictions or that are not otherwise vested or exercisable, at the time of a Termination of Service shall be cancelled and forfeited to the Company. Any Restricted Stock that is forfeited by the Grantee upon Termination of Service shall be reacquired by the Company, and the Grantee shall sign any document and take any other action required to assign such Shares back to the Company.

(a) Options and SARs. Except as otherwise provided in an Award Agreement:

(i) If the Grantee incurs a Termination of Service due to his or her death or Disability, the Options or SARs shall become fully vested and exercisable at the time of such Termination of Service, and such Options or SARs shall remain exercisable for a period of one (1) year from the date of such Termination of Service (but not beyond the original Term). To the extent the Options or SARs are not exercised at the end of such one (1) year period, the Options or SARs shall be immediately cancelled and forfeited to the Company.

(ii) If the Grantee incurs a Termination of Service by an Employer without Cause, the Options and SARs may thereafter be exercised, to the extent they were vested and exercisable at the time of such Termination of Service, for a period of thirty (30) days from the date of such Termination of Service (but not beyond the original Term). To the extent the Options or SARs are not exercised at the end of such thirty (30)-day period, the Options or SARs shall be immediately cancelled and forfeited to the Company. To the extent the Options and SARs are not vested and exercisable on the date of such Termination of Service, they shall be immediately cancelled and forfeited to the Company.

(iii) If the Grantee incurs or a Termination of Service that is voluntary on the part of the Grantee (and not due to such Grantee’s death or Disability), the Options and SARs may be exercised, to the extent they were vested and exercisable at the time of such Termination of Service, on a date that is no later than the date of such Termination of Service (but not beyond the original Term). To the extent the Options or SARs are not exercised by the date of such Termination of Service, the Options or SARs shall be immediately cancelled and forfeited to the Company. To the extent the Options and SARs are not vested and exercisable on the date of such Termination of Service, they shall be immediately cancelled and forfeited to the Company.

(iv) If the Grantee incurs a Termination of Service for Cause, all unexercised Options and SARs (whether vested or unvested) shall be immediately canceled and forfeited to the Company.

(b) Restricted Stock. Except as otherwise provided in an Award Agreement:

(i) If Termination of Service occurs by reason of the Grantee’s death or Disability, such Grantee’s Restricted Stock shall become immediately vested and no longer subject to Restrictions.

(ii) If Termination of Service occurs for any reason other than the Grantee’s death or Disability while the Grantee’s Restricted Stock is subject to a Restriction(s), all of such Grantee’s Restricted Stock that is unvested or still subject to Restrictions shall be forfeited by the Grantee.

(c) Dividend Equivalents. If Dividend Equivalents have been credited with respect to any Award and such Award (in whole or in part) is forfeited, all accrued but unpaid Dividend Equivalents that at that time of such forfeiture relate to such Award (or portion of an Award) and remain subject to vesting or other Restrictions shall also be forfeited to the Company.

(d) Waiver. Notwithstanding anything to the contrary in the Plan, the Committee may in its sole discretion as to all or part of any Award, at the time the Award is granted (subject to Section 4.3) or thereafter, (i) determine that Awards shall become exercisable or vested, or Restrictions shall lapse, (ii) determine that Awards shall continue to become exercisable or vested in full or in installments, or Restrictions shall continue to lapse, after a Termination of Service, (iii) extend the period for exercise of Options or SARs following a Termination of Service (but not beyond the original Term), or (iv) provide that any Award shall, in whole or in part, not be forfeited upon such Termination of Service.

5.4. Non-transferability of Awards.

(a) Each Award and each right under any Award shall be exercisable only by the Grantee during the Grantee’s lifetime, or, if permissible under applicable law, by the Grantee’s guardian or legal representative.

(b) No Award (prior to the time, if applicable, Shares are delivered in respect of such Award), and no right under any Award, may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Grantee other than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Subsidiary; provided, however, that the designation of a Beneficiary to receive benefits in the event of the Grantee’s death, or a transfer by the Grantee to the Company with respect to Restricted Stock, shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance for purposes of this Section 5.4(b). If so determined by the Committee, a Grantee may, in the manner established by the Committee, designate a Beneficiary or Beneficiaries to exercise the rights of the Grantee, and to receive any distribution with respect to any Award upon the death of the Grantee. A transferee, Beneficiary, guardian, legal representative or other person claiming any rights under the Plan from or through any Grantee shall be subject to the provisions of the Plan and any applicable Award Agreement, except to the extent the Plan and Award Agreement otherwise provide with respect to such persons, and to any additional restrictions or limitations deemed necessary or appropriate by the Committee.

(c) Notwithstanding Sections 5.4(a) and 5.4(b) above, to the extent provided in the applicable Award Agreement, Non-Qualified Stock Options may be transferred, without consideration, to a Permitted Transferee. For this purpose, (i) a “Permitted Transferee” in respect of any Grantee means any member of the Immediate Family of such Grantee, any trust of which all of the primary beneficiaries are such Grantee or members of his or her Immediate Family, or any partnership, limited liability company, corporation or similar entity of which all of the partners, members or stockholders are such Grantee or members of his or her Immediate Family, and (ii) the “Immediate Family” of a Grantee means the Grantee’s spouse, former spouse, children, stepchildren, grandchildren, parents, stepparents, siblings, grandparents, nieces, nephews, mother-in-law, father-in-law, sons-in-law, daughters-in-law, brothers-in-law, or sisters-in-law, including adoptive relationships. Such Award may be exercised by such Permitted Transferee in accordance with the terms of such Award.

(d) Nothing herein shall be construed as requiring the Committee to honor the order of a domestic relations court regarding an Award, except to the extent required under applicable law.

5.5. Cancellation and Rescission of Awards. Unless the Award Agreement specifies otherwise, the Committee may cancel, rescind, suspend, withhold or otherwise limit or restrict any unexercised or unsettled Award (including Dividend Equivalents) at any time if the Grantee is not in compliance with all applicable provisions of the Award Agreement and the Plan, or is in violation of any restrictive covenant or other agreement with an Employer.

5.6. Substitute Awards. The Committee may, in its discretion and on such terms and conditions as the Committee considers appropriate under the circumstances, grant Substitute Awards under the Plan. For purposes of this Section 5.6, “Substitute Award” means an Award granted under the Plan upon the assumption of, or in substitution for, outstanding stock and stock-based awards (“Acquired Entity Awards”) held by current and former employees or non-employee directors of, or consultants to, another corporation or entity who become Eligible Persons as the result of a merger, consolidation or combination of the employing corporation or other entity (the “Acquired Entity”) with the Company or a Subsidiary or the acquisition by the Company or a Subsidiary of property or stock of the Acquired Entity (provided such persons held such awards immediately prior to such merger, consolidation, acquisition or combination) in order to preserve for the Grantee the economic value of all or a portion of such Acquired Entity Award at such price as the Committee determines necessary to achieve such preservation of economic value. Notwithstanding the foregoing, in no event shall the term “Substitute Award” be construed to refer to an Award made in connection with the cancellation and repricing of an Option or SAR.

5.7. Exercise by Non-Grantee. If any Award is exercised as permitted by the Plan by any Person other than the Grantee, the exercise notice shall be accompanied by such documentation as may reasonably be required by the Committee, including, without limitation, evidence of authority of such Person or Persons to exercise the Award and, if the Committee so specifies, evidence satisfactory to the Company that any estate taxes payable with respect to such Shares have been paid or provided for.

5.8. No Cash Consideration for Awards. Awards may be granted for no cash consideration or for such minimal cash consideration as may be required by applicable law.

Section 6.

Stock Options

6.1. Grant of Options. Subject to and consistent with the provisions of the Plan, Options may be granted to any Eligible Person in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee.

6.2. Award Agreement. Each Option grant shall be evidenced by an Award Agreement in such form as the Committee may approve that shall specify the Grant Date, the Option Price, the Term (which shall be ten (10) years from its Grant Date unless the Committee otherwise specifies a shorter period in the Award Agreement), the number of Shares to which the Option pertains, the time or times at which such Option shall be exercisable and such other provisions (including Restrictions) not inconsistent with the provisions of the Plan as the Committee shall determine.

6.3. Option Price. The purchase price per Share purchasable under an Option shall be determined by the Committee; provided, however, that such purchase price shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date. Subject to the adjustment allowed in Section 4.2, or as otherwise permissible under this Section 6.3 to comply with Code Section 409A or the Plan, neither the Committee nor the Board shall have the authority or discretion to change the Option Price of any outstanding Option. Without the approval of stockholders, neither the Committee nor the Board will amend or replace previously granted Options or SARs in a transaction that constitutes “repricing,” which for this purpose means any of the following or any action that has the same effect: (a) lowering the exercise price of an Option or SAR after it is granted; (b) any other action that is treated as a repricing under generally accepted accounting principles; (c) cancelling an Option or SAR at a time when its exercise price exceeds the Fair Market Value of the underlying Share, in exchange for another Award, other equity, cash or other property; provided, however, that the foregoing transactions shall not be deemed a repricing if done pursuant to an adjustment authorized under Section 4.2.

6.4. Vesting. Unless otherwise specified in the applicable Award Agreement, Section 5.3(a), or Section 13, an Option shall become vested and exercisable as follows:

(a) the Option shall vest with respect to 20% of the Shares purchasable under the Option on the first anniversary of the Grant Date;

(b) the Option shall vest with respect to an additional 20% of the Shares purchasable under the Option on the second anniversary of the Grant Date;

(c) the Option shall vest with respect to an additional 20% of the Shares purchasable under the Option on the third anniversary of the Grant Date;

(d) the Option shall vest with respect to an additional 20% of the Shares purchasable under the Option on the fourth anniversary of the Grant Date; and

(e) the Option shall vest with respect to the remaining Shares purchasable under the Option on the fifth anniversary of the Grant Date.

6.5. Grant of Incentive Stock Options. At the time of the grant of any Option, the Committee may, in its discretion, designate that such Option shall be made subject to additional restrictions to permit it to qualify as an Incentive Stock Option. Any Option designated as an Incentive Stock Option:

(a) shall be granted only to an employee of the Company or a Subsidiary Corporation;

(b) shall have an Option Price of not less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date, and, if granted to a person who owns capital stock (including stock treated as owned under Code Section 424(d)) possessing more than ten percent (10%) of the total combined voting power of all classes of capital stock of the Company or any Subsidiary Corporation (a “10% Owner”), have an Option Price not less than one hundred ten percent (110%) of the Fair Market Value of a Share on its Grant Date;

(c) shall have a Term of not more than ten (10) years (five (5) years if the Grantee is a 10% Owner) from its Grant Date, and shall be subject to earlier termination as provided herein or in the applicable Award Agreement;

(d) shall not have an aggregate Fair Market Value (as of the Grant Date) of the Shares with respect to which Incentive Stock Options (whether granted under the Plan or any other equity incentive plan of the Grantee’s employer or any parent or Subsidiary Corporation (“Other Plans”)) are exercisable for the first time by such Grantee during any Year (“Current Grant”), determined in accordance with the provisions of Code Section 422, which exceeds $100,000 (the “$100,000 Limit”);

(e) shall, if the aggregate Fair Market Value of the Shares (determined on the Grant Date) with respect to the Current Grant and all Incentive Stock Options previously granted under the Plan and any Other Plans that are exercisable for the first time during a Year (“Prior Grants”) would exceed the $100,000 Limit, be, as to the portion in excess of the $100,000 Limit, exercisable as a separate Non-Qualified Stock Option at such date or dates as are provided in the Current Grant;

(f) shall require the Grantee to notify the Committee of any disposition of any Shares delivered pursuant to the exercise of the Incentive Stock Option under the circumstances described in Code Section 421(b) (relating to holding periods and certain disqualifying dispositions) (“Disqualifying Disposition”), within ten (10) days of such a Disqualifying Disposition;

(g) shall, by its terms, not be assignable or transferable other than by will or the laws of descent and distribution and may be exercised, during the Grantee’s lifetime, only by the Grantee; provided, however, that the Grantee may, to the extent provided in the Plan in any manner specified by the Committee, designate in writing a Beneficiary to exercise his or her Incentive Stock Option after the Grantee’s death; and

(h) shall, if such Option nevertheless fails to meet the foregoing requirements, or otherwise fails to meet the requirements of Code Section 422 for an Incentive Stock Option, be treated for all purposes of the Plan, except as otherwise provided in subsections (d) and (e) above, as a Non-Qualified Stock Option.

For purposes of this Section 6.5, “Subsidiary Corporation” means a corporation other than the Company in an unbroken chain of corporations beginning with the Company if, at the time of granting the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. Notwithstanding the foregoing and Sections 3.2(n) and 15.2, the Committee may, without the consent of the Grantee, at any time before the exercise of an Option (whether or not an Incentive Stock Option), take any action necessary to prevent such Option from being treated as an Incentive Stock Option.

6.6. Exercise and Payment.

(a) Except as may otherwise be provided by the Committee in an Award Agreement, Options shall be exercised by the delivery of a written notice (“Notice”) to the Company setting forth the number of whole Shares to be exercised, accompanied by full payment (including any applicable tax withholding) for the Shares made by any one or more of the following means on the Exercise Date (or such other date as may be permitted in writing by the Secretary of the Company):

(i) cash, personal check, money order, cashier’s check, or wire transfer;

(ii) with the approval of the Committee, Shares valued, as determined by the Committee, at an amount not to exceed the Fair Market Value of a Share on the Exercise Date; or

(iii) subject to applicable law and the Company’s policies, through the sale of the Shares acquired on exercise of the Option through a broker-dealer to whom the Grantee has submitted an irrevocable notice of exercise and irrevocable instructions to deliver promptly to the Company the amount of sale or loan proceeds sufficient to pay for such Shares, together with, if requested by the Company, the amount of applicable withholding taxes payable by Grantee by reason of such exercise.

(b) If the Option is exercised as permitted by the Plan by any Person other than the Grantee, the Notice shall be accompanied by documentation as may reasonably be required by the Company, including evidence of authority of such Person or Persons to exercise the Option.

(c) At the time a Grantee exercises an Option or to the extent provided by the Committee in the applicable Award Agreement, in lieu of accepting payment of the Option Price of the Option and delivering the number of Shares of Common Stock for which the Option is being exercised, the Committee may direct that the Company either (i) pay the Grantee a cash amount, or (ii) issue a lesser number of Shares of Common Stock, in any such case, having a Fair Market Value on the Exercise Date equal to the amount, if any, by which the aggregate Fair Market Value (or such other amount as may be specified in the applicable Award Agreement, in the case of an exercise occurring concurrent with a Change in Control) of the Shares of Common Stock as to which the Option is being exercised exceeds the aggregate Option Price for such Shares, based on such terms and conditions as the Committee shall establish.

Section 7.

Stock Appreciation Rights

7.1. Grant of SARs. Subject to and consistent with the provisions of the Plan, the Committee, at any time and from time to time, may grant SARs to any Eligible Person on a standalone basis or in tandem with an Option. The Committee may impose such conditions or restrictions on the exercise of any SAR as it shall deem appropriate.

7.2. Award Agreements. Each SAR grant shall be evidenced by an Award Agreement in such form as the Committee may approve, which shall specify the Grant Date, the Strike Price, the Term (which shall be ten (10) years from its Grant Date unless the Committee otherwise specifies a shorter period in the Award Agreement), the number of Shares to which the SAR pertains, the time or times at which such SAR shall be exercisable and such other provisions (including Restrictions) not inconsistent with the provisions of the Plan as shall be determined by the Committee.

7.3. Strike Price. The Strike Price of a SAR shall be determined by the Committee in its sole discretion; provided, however, that the Strike Price shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date of the SAR.

7.4. Vesting. Unless otherwise specified in the applicable Award Agreement, Section 5.3(a), or Section 13, SARs shall become vested and exercisable as follows:

(a) the SAR shall vest with respect to 20% of the Shares to which the SAR pertains on the first anniversary of the Grant Date;

(b) the SAR shall vest with respect to an additional 20% of the Shares to which the SAR pertains on the second anniversary of the Grant Date;

(c) the SAR shall vest with respect to an additional 20% of the Shares to which the SAR pertains on the third anniversary of the Grant Date;

(d) the SAR shall vest with respect to an additional 20% of the Shares to which the SAR pertains on the fourth anniversary of the Grant Date; and

(e) the SAR shall vest with respect to the remaining Shares to which the SAR pertains on the fifth anniversary of the Grant Date.

7.5. Exercise and Payment. Except as may otherwise be provided by the Committee in an Award Agreement, SARs shall be exercised by the delivery of a written notice to the Company, setting forth the number of whole Shares with respect to which the SAR is to be exercised. No payment of a SAR shall be made unless applicable tax withholding requirements have been satisfied in accordance with Section 17.1 or otherwise. Any payment by the Company in respect of a SAR may be made in cash, Shares, other property, or any combination thereof, as the Committee, in its sole discretion, shall determine.

7.6. Grant Limitations. The Committee may at any time impose any other limitations or Restrictions upon the exercise of SARs that it deems necessary or desirable in order to achieve desirable tax results for the Grantee or the Company.

Section 8.

Restricted Stock

8.1. Grant of Restricted Stock. Subject to and consistent with the provisions of the Plan, the Committee, at any time and from time to time, may grant Restricted Stock to any Eligible Person in such amounts as the Committee shall determine.

8.2. Award Agreement. Each grant of Restricted Stock shall be evidenced by an Award Agreement that shall specify the Restrictions, the number of Shares subject to the Restricted Stock Award, and such other provisions not inconsistent with the provisions of the Plan as the Committee shall determine. The Committee may impose such Restrictions on any Award of Restricted Stock as it deems appropriate, including time-based Restrictions, Restrictions based upon the achievement of specific Performance Goals, Restrictions based on the occurrence of a specified event, Restrictions under applicable laws or pursuant to a regulatory entity with authority over the Company or a Subsidiary, and/or a combination of any of the foregoing.

8.3. Consideration for Restricted Stock. The Committee shall determine the amount, if any, that a Grantee shall pay for Restricted Stock.

8.4. Vesting. Unless otherwise specified in the applicable Award Agreement, Section 5.3(b), or Section 13, a Restricted Stock Award shall become vested as follows:

(a) 20% of the Shares subject to the Restricted Stock Award shall vest on the first anniversary of the Grant Date;

(b) an additional 20% of the Shares subject to the Restricted Stock Award shall vest on the second anniversary of the Grant Date;

(c) an additional 20% of the Shares subject to the Restricted Stock Award shall vest on the third anniversary of the Grant Date;

(d) an additional 20% of the Shares subject to the Restricted Stock Award shall vest on the fourth anniversary of the Grant Date; and

(e) the remaining Shares subject to the Restricted Stock Award shall vest on the fifth anniversary of the Grant Date.

For purposes of calculating the number of Shares of Restricted Stock that vest as set forth above, Share amounts shall be rounded to the nearest whole Share amount, unless otherwise specified in the applicable Award Agreement.

8.5. Effect of Forfeiture. If Restricted Stock is forfeited, and if the Grantee was required to pay for such Shares of Restricted Stock, the Grantee shall be deemed to have resold such Restricted Stock to the Company at a price equal to the lesser of (a) the amount paid by the Grantee for such Restricted Stock, and (b) the Fair Market Value of a Share on the date of such forfeiture. The Company shall pay to the Grantee the deemed sale price as soon as administratively practical. Such Restricted Stock shall cease to be outstanding and shall no longer confer on the Grantee thereof any rights as a stockholder of the Company, from and after the date of the event causing the forfeiture, whether or not the Grantee accepts the Company’s tender of payment for such Restricted Stock.

8.6. Escrow; Legends. The Committee may provide that the certificates for any Restricted Stock (a) shall be held (together with a stock power executed in blank by the Grantee) in escrow by the Secretary of the Company until such Restricted Stock becomes non-forfeitable or vested and transferable, or is forfeited and/or (b) shall bear an appropriate legend restricting the transfer of such Restricted Stock under the Plan. If any Restricted Stock becomes non-forfeitable or vested and transferable, the Company shall cause certificates for such Shares to be delivered without such legend or shall cause a release of restrictions on a book entry account maintained by the Company’s transfer agent.

8.7. Stockholder Rights in Restricted Stock. Restricted Stock, whether held by a Grantee or in escrow or other custodial arrangement by the Secretary of the Company, shall confer on the Grantee all rights of a stockholder of the Company, except as otherwise provided in the Plan or Award Agreement. In the Committee’s discretion and as provided in the applicable Award Agreement, a Grantee may be entitled to dividends or dividend equivalents on an Award of Restricted Stock, which will be payable in accordance with the terms of such grant as determined by the Committee. Notwithstanding the foregoing, no dividends or dividend equivalents will be paid on unvested Awards of Restricted Stock while such Awards are subject to vesting restrictions; provided, however, that to the extent that any such Awards contain the right to receive dividends or dividends equivalents during the restricted period, such dividends or dividend equivalents will be accumulated and paid once (and to the extent that) the underlying Awards vest.

Section 9.

Restricted Stock Units

9.1. Grant of Restricted Stock Units. Subject to and consistent with the provisions of the Plan and applicable requirements of Code Section 409A, the Committee, at any time and from time to time, may grant Restricted Stock Units to any Eligible Person, in such amount and upon such terms as the Committee shall determine. A Grantee shall have no stockholder voting rights with respect to Restricted Stock Units.

9.2. Award Agreement. Each grant of Restricted Stock Units shall be evidenced by an Award Agreement that shall specify the Restrictions, the number of Shares subject to the Restricted Stock Units granted, and such other provisions not inconsistent with the Plan as the Committee shall determine. The Committee may impose such Restrictions on Restricted Stock Units as it deems appropriate, including time-based Restrictions, Restrictions based on the achievement of specific Performance Goals, Restrictions based on the occurrence of a specified event, or restrictions under securities laws or pursuant to a regulatory entity with authority over the Company or a Subsidiary, and/or a combination of any of the foregoing.

9.3. Crediting Restricted Stock Units. The Company shall establish an account (“RSU Account”) on its books for each Eligible Person who receives a grant of Restricted Stock Units. Restricted Stock Units shall be credited to the Grantee’s RSU Account as of the Grant Date of such Restricted Stock Units. RSU Accounts shall be maintained for recordkeeping purposes only, and the Company shall not be obligated to segregate or set aside assets representing securities or other amounts credited to RSU Accounts. The obligation to make distributions of securities or other amounts credited to RSU Accounts shall be an unfunded, unsecured obligation of the Company.

(a) Crediting and Payment of Dividend Equivalents. Except as otherwise provided in an Award Agreement, whenever dividends are paid or distributions made with respect to Shares, Dividend Equivalents shall be credited to RSU Accounts on all Restricted Stock Units credited thereto as of the record date for such dividend or distribution. Such Dividend Equivalents shall be credited to the RSU Account in the form of additional Restricted Stock Units in a number determined by dividing the aggregate value of such Dividend Equivalents by the Fair Market Value of a Share on the payment date of such dividend or distribution; provided, however, that any Shares distributed as Dividend Equivalents with respect to Restricted Stock Units as to which the restrictions have not yet lapsed, shall be subject to the same restrictions as such Restricted Stock Units. Notwithstanding anything herein to the contrary, Dividend Equivalents on unvested Awards of Restricted Stock Units will only be paid, if at all, when and to the extent that the underlying Awards vest.

(b) Settlement of RSU Accounts. The Company shall settle an RSU Account by delivering to the holder thereof (which may be the Grantee or his or her Beneficiary, as applicable) a number of Shares equal to the whole number of Shares underlying the Restricted Stock Units then credited to the Grantee’s RSU Account (or a specified portion in the event of any partial settlement); provided, however, that any fractional Shares underlying Restricted Stock Units remaining in the RSU Account on the Settlement Date shall either be forfeited or distributed in cash in an amount equal to the Fair Market Value of a Share as of the Settlement Date multiplied by the remaining fractional Restricted Stock Unit, as determined by the Committee. Unless otherwise provided in an Award Agreement, the Settlement Date for all Restricted Stock Units credited to a Grantee’s RSU Account shall be as soon as administratively practical following when Restrictions applicable to an Award of Restricted Stock Units (and any related Dividend Equivalents) have lapsed, but in no event shall such Settlement Date be later than March 15 of the Year following the Year in which the Restrictions applicable to an Award of Restricted Stock Units have lapsed. Unless otherwise provided in an Award Agreement, in the event of a Grantee’s Termination of Service prior to the lapse of such Restrictions, such Grantee’s Restricted Stock Units shall be immediately cancelled and forfeited to the Company.

Section 10.

Deferred Stock

10.1. Grant of Deferred Stock. Subject to and consistent with the provisions of the Plan and applicable requirements of Code Sections 409A, the Committee, at any time and from time to time, may grant Deferred Stock to any Eligible Person in such number, and upon such terms, as the Committee, at any time and from time to time, shall determine (including, to the extent allowed by the Committee, grants at the election of a Grantee to convert Shares to be acquired upon lapse of Restrictions on Restricted Stock or Restricted Stock Units into such Deferred Stock). A Grantee shall have no voting rights in Deferred Stock.

10.2. Award Agreement. Each grant of Deferred Stock shall be evidenced by an Award Agreement that shall specify the number of Shares underlying the Deferred Stock subject to an Award, the Settlement Date such Shares of Deferred Stock shall be settled and such other provisions as the Committee shall determine that are in accordance with the Plan and Code Section 409A.

10.3. Deferred Stock Elections.

(a) Making of Deferral Elections. If and to the extent permitted by the Committee, an Eligible Person may elect (a “Deferral Election”) at such times and in accordance with rules and procedures adopted by the Committee (which shall comport with Code Section 409A), to receive all or any portion of his salary, bonus and/or cash retainer (in the case of a director) (including any cash or Share-based Award, other than Options or SARs) either in the form of a number of shares of Deferred Stock equal to the quotient of the amount of salary, bonus and/or cash retainer or other permissible Award to be paid in the form of Deferred Stock divided by the Fair Market Value of a Share on the date such salary, bonus, cash retainer or other such Award would otherwise be paid in cash or distributed in Shares or pursuant to such other terms and conditions as the Committee may determine. The Grant Date for an Award of Deferred Stock made pursuant to a Deferral Election shall be the date the deferrable amount subject to a Deferral Election would otherwise have been paid to the Grantee in cash or Shares.

(b) Timing of Deferral Elections. An initial Deferral Election must be filed with the Company (pursuant to procedures established by the Committee) no later than December 31 of the Year preceding the Year in which the amounts subject to the Deferral Election would otherwise be earned, subject to such restrictions and advance filing requirements as the Company may impose. A Deferral Election shall be irrevocable as of the filing deadline, unless the Company has specified an earlier time at which it shall be irrevocable. Each Deferral Election shall remain in effect with respect to subsequently earned amounts unless the Eligible Person revokes or changes such Deferral Election. Any such revocation or change shall have prospective application only and must be made at a time at which a subsequent Deferral Election is permitted.

(c) Subsequent Deferral Elections. A Deferral Election (other than an initial Deferral Election) made with respect to a Deferred Compensation Award must meet the timing requirements for a subsequent deferral election as specified in Treasury Regulation Section 1.409A-2(b).

10.4. Deferral Account.

(a) Establishment of Deferral Accounts. The Company shall establish an account (“Deferral Account”) on its books for each Eligible Person who receives a grant of Deferred Stock or makes a Deferral Election. Deferred Stock shall be credited to the Grantee’s Deferral Account as of the Grant Date of such Deferred Stock. Deferral Accounts shall be maintained for recordkeeping purposes only, and the Company shall not be obligated to segregate or set aside assets representing securities or other amounts credited to Deferral Accounts. The obligation to make distributions of securities or other amounts credited to Deferral Accounts shall be an unfunded, unsecured obligation of the Company.

(b) Crediting and Payment of Dividend Equivalents. Except as otherwise provided in an Award Agreement, whenever dividends are paid or distributions made with respect to Shares, Dividend Equivalents shall be credited to Deferral Accounts on all Deferred Stock credited thereto as of the record date for such dividend or distribution. Such Dividend Equivalents shall be credited to the Deferral Account in the form of additional Deferred Stock in a number determined by dividing the aggregate value of such Dividend Equivalents by the Fair Market Value of a Share at the payment date of such dividend or distribution; provided, however, that any Shares distributed as Dividend Equivalents with respect to Deferred Stock as to which the restrictions have not yet lapsed, shall be subject to the same restrictions as such Deferred Stock. Notwithstanding anything herein to the contrary, Dividend Equivalents on unvested Awards of Deferred Stock will only be paid, if at all, when and to the extent that the underlying Awards vest.

(c) Settlement of Deferral Accounts. The Company shall settle a Deferral Account by delivering to the holder thereof (which may be the Grantee or his or her Beneficiary, as applicable) a number of Shares equal to the whole number of Shares of Deferred Stock then credited to the Grantee’s Deferral Account (or a specified portion in the event of any partial settlement); provided, however, that any fractional Shares of Deferred Stock remaining in the Deferral Account on the Settlement Date shall either be forfeited or distributed in cash in an amount equal to the Fair Market Value of a Share as of the Settlement Date multiplied by the remaining fractional Share, as determined by the Committee. The Settlement Date for all Deferred Stock credited in a Grantee’s Deferral Account shall be determined in accordance with Code Section 409A and shall be specified in the applicable Award Agreement or Deferral Election. The Settlement Date for Deferred Stock, as may be permitted by the Committee in its discretion and as specified in the Award Agreement or Deferral Election, is limited to one or more of the following events: (i) a specified date within the meaning of Treasury Regulation Section 1.409A-3(i)(1), (ii) a Change in Control, (iii) the Grantee’s “separation from service” as provided in Treasury Regulation Section 1.409A-1(h), (iv) the Grantee’s death, (v) the Grantee’s Disability, or (vi) an “unforeseeable emergency” of the Grantee as provided in Treasury Regulation Section 1.409A-3(i)(3).

Section 11.

Performance Units, Other Share-Based or Cash-Based Awards.

11.1. Performance Units.

(a) Grant of Performance Units. Subject to and consistent with the provisions of the Plan, Performance Units may be granted to any Eligible Person in such number and upon such terms, and at any time and from time to time, as shall be determined by the Committee. Performance Units shall be evidenced by an Award Agreement in such form as the Committee may approve, which shall contain such terms and conditions not inconsistent with the provisions of the Plan as shall be determined by the Committee.

(b) Value/Performance Goals. The Committee shall set Performance Goals in its discretion which, depending on the extent to which they are met during a Performance Period, will determine the number or value of Performance Units that will be paid to the Grantee at the end of the Performance Period. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. The Performance Goals for Awards of Performance Units may be set by the Committee at threshold, target and maximum performance levels with the number or value of the Performance Units payable directly correlated to the degree of attainment of the various performance levels during the Performance Period. Unless otherwise provided in an Award Agreement, no payment shall be made with respect to a Performance Unit Award if the threshold performance level is not satisfied. If Performance Goals are attained between the threshold and target performance levels or between the target and maximum performance levels, the number or value of Performance Units under such Award shall be determined by linear interpolation, unless otherwise provided in an Award Agreement.

(c) Earning of Performance Units. Except as provided in Section 12, after the applicable Performance Period has ended, the holder of Performance Units shall be entitled to payment based on the level of achievement of Performance Goals set by the Committee and as described in Section 11.1(b). At the discretion of the Committee, the Award Agreement may specify that an Award of Performance Units is payable in cash, Shares, Restricted Stock or Restricted Stock Units.

11.2. Other Share-Based or Cash-Based Awards.

(a) The Committee is authorized to grant Awards to Grantees in the form of Other Share-Based Awards or Other Cash-Based Awards, as deemed by the Committee to be consistent with the purposes of the Plan and as evidenced by an Award Agreement. The Committee shall determine the terms and conditions of such Awards, consistent with the terms of the Plan, at the date of grant or thereafter, including any Performance Goals and Performance Periods. Shares or other securities or property delivered pursuant to an Award in the nature of a purchase right granted under this Section 11.2 shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, Shares, other Awards, notes or other property, as the Committee shall determine, subject to any required corporate action.

(b) Notwithstanding anything herein to the contrary, upon a Change in Control, all outstanding Other Share-Based Awards and Other Cash-Based Awards shall be subject to Section 13 of the Plan.

Section 12.

Dividends; Dividend Equivalents

The Committee is authorized to grant Awards of Dividend Equivalents alone or in conjunction with other Awards (other than Options and SARs), on such terms and conditions as the Committee shall determine in accordance with the Plan and Code Section 409A. Accrued Dividend Equivalents shall vest and be paid on the same terms as the Shares underlying the Award to which the Dividend Equivalents relate. Notwithstanding anything in this Plan to the contrary, to the extent that an Award contains a right to receive dividends or Dividend Equivalents while such Award remains unvested, such dividends or Dividend Equivalents will be accumulated and paid once and to the extent that the underlying Award vests.

Section 13.

Change in Control

13.1. Acceleration of Vesting. Unless otherwise provided in the applicable Award Agreement, upon the occurrence of (a) an event satisfying the Section 2.9 definition of “Change in Control” with respect to a particular Award, and (b) a Grantee’s Termination of Service by the Company without Cause or by the Grantee for Good Reason that occurs during the two (2)-year period immediately following such Change in Control event, such Award shall, as applicable, become vested, all Restrictions shall lapse and, for all Awards with respect to which the vesting or amount is based on the satisfaction or achievement of Performance Goals or other performance-based criteria, such Award shall become earned and vested and the Performance Goals and criteria shall be deemed to be achieved or fulfilled based on the performance achieved (as determined by the Committee), but prorated based on the elapsed proportion of the Performance Period as of the Termination of Service. The Committee may, in its discretion, include such further provisions and limitations with respect to a Change in Control in any Award Agreement as it may deem desirable.

13.2. Special Treatment in the Event of a Change in Control. In order to maintain the Grantee’s rights upon the occurrence of any event satisfying the Section 2.9 definition of “Change in Control” with respect to an Award, the Committee, as constituted before such event, may, in its sole discretion, as to any such Award, either at the time the Award is made hereunder or any time thereafter: (a) make such adjustment to any such Award then outstanding as the Committee deems appropriate to reflect such Change in Control; and/or (b) cause any such Award then outstanding to be assumed, or new rights substituted therefor, by the acquiring or surviving entity after such Change in Control. Additionally, in the event of any Change in Control with respect to Options and SARs, the Committee, as constituted before such Change in Control, may, in its sole discretion (except as may be otherwise provided in the Award Agreement): (x) cancel any outstanding unexercised Options or SARs (whether or not vested) that have an Option Price or Strike Price (as applicable) that is greater than the Change in Control Price (defined below); or (y) cancel any outstanding unexercised Options or SARs (whether or not vested) that have an Option Price or Strike Price (as applicable) that is less than or equal to the Change in Control Price in exchange for a cash payment of an amount equal to (A) the difference between the Change in Control Price and the Option Price or Strike Price (as applicable), multiplied by (B) the total number of Shares underlying such Option or SAR that are vested and exercisable at the time of the Change in Control. The Committee may, in its discretion, include such further provisions and limitations in any Award Agreement as it may deem desirable. The “Change in Control Price” means the lower of (X) the per-Share Fair Market Value as of the date of the Change in Control, and (Y) the price paid per Share as part of the transaction which constitutes the Change in Control.

Section 14.

Non-United States Employees.

Without amending the Plan, the Committee may grant Awards to Eligible Persons residing in non-United States jurisdictions on such terms and conditions different from those specified in the Plan, including the terms of any award agreement or plan, adopted by the Company or any Subsidiary thereof to comply with, or take advantage of favorable tax or other treatment available under, the laws of any non-United States jurisdiction, as may in the judgment of the Committee be necessary or desirable to foster and promote achievement of the purposes of the Plan and, in furtherance of such purposes the Committee may make such modifications, amendments, procedures, sub-plans and the like as may be necessary or advisable to comply with provisions of laws in other countries or jurisdictions in which the Company or its Subsidiaries operates or has employees.

Section 15.

Amendments and Termination

15.1. Amendment and Termination.

(a) Subject to Section 15.2, the Board may at any time amend, alter, suspend, discontinue or terminate the Plan in whole or in part without the approval of the Company’s stockholders; provided that (i) any amendment shall be subject to the approval of the Company’s stockholders if such approval is required by any federal or state law or regulation or any securities exchange or automated quotation system on which the Shares may then be listed or quoted and (ii) no Plan amendment or termination shall extend the exercise period for an Option or SAR beyond a date that is later than the earlier of the latest date upon which the Award could have expired by its original terms under any circumstances or the tenth (10th) anniversary of the original date of grant of the Award.

(b) Subject to Section 15.2, the Committee may amend the terms of any Award Agreement, prospectively or retroactively, in accordance with the terms of the Plan.

15.2. Previously Granted Awards. Except as otherwise specifically provided in the Plan (including Sections 3.2(k), 3.2(n), 5.5, 15.1 and this Section 15.2) or an Award Agreement, no termination, amendment or modification of the Plan shall adversely affect in any material respect any Award previously granted under the Plan or an Award Agreement without the written consent of the Grantee of such Award. Notwithstanding the foregoing, the Board or the Committee (as applicable) shall have the authority to amend the Plan and outstanding Awards to the extent necessary or advisable to account for changes in applicable law, regulations, rules or other written guidance without a Grantee’s consent.

Section 16.

Beneficiary Designation

Each Grantee under the Plan may, from time to time, name any Beneficiary or Beneficiaries (who may be named contingently or successfully) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Grantee, shall be in a form prescribed by the Company, and will be effective only when filed by the Grantee in writing with the Company during the Grantee’s lifetime. In the absence of any such designation, the Grantee’s estate shall be the Grantee’s Beneficiary.

Section 17.

Withholding

17.1. Required Withholding.

(a) The Committee in its sole discretion may provide that when taxes are to be withheld in connection with the exercise of an Option or a SAR, upon the lapse of Restrictions on an Award or upon payment of any benefit or right under the Plan (the Exercise Date, the date such Restrictions lapse or such payment of any other benefit or right occurs hereinafter referred to as the “Tax Date”), the Grantee may be required or may be permitted to elect to make payment for the withholding of federal, state and local taxes, including Social Security and Medicare (“FICA”) taxes, by one or a combination of the following methods:

(i) payment of an amount in cash equal to the amount to be withheld;

(ii) requesting the Company to withhold from those Shares that would otherwise be received upon exercise of an Option or a SAR, upon the lapse of Restrictions on, or upon settlement of, any other Award, a number of Shares having a Fair Market Value on the Tax Date equal to the amount to be withheld; or

(iii) withholding from any compensation otherwise due to the Grantee.

The maximum amount of tax withholding upon exercise of an Option or a SAR or in connection with the settlement of any other Award to be satisfied by withholding Shares pursuant to Section 17.1(a)(iii) above shall not exceed the maximum individual statutory tax rate in a given jurisdiction (or such lower amount as may be necessary to avoid liability award accounting, or any other accounting consequence or cost – including in connection with the effectiveness of FASB Accounting Standards Update 2016-09 – as determined by the Committee, and in any event in accordance with Company policies and applicable law). An election by Grantee under this Section 17.1(a) is irrevocable. Any fractional share amount and any additional withholding not paid by the withholding or surrender of Shares shall be paid in cash. If no timely election is made, the Grantee must deliver cash to satisfy all tax withholding requirements, unless otherwise provided in the Award Agreement.

(b) Any Grantee who makes a Disqualifying Disposition or an election under Code Section 83(b) shall remit to the Company an amount sufficient to satisfy all resulting tax withholding requirements in the same manner as set forth in Section 17.1(a).

(c) No Award shall be settled, whether in cash or in Shares, unless the applicable tax withholding requirements have been met to the satisfaction of the Committee.

17.2. Notification under Code Section 83(b). If the Grantee, in connection with the exercise of any Option (if permitted under an Award Agreement), or the grant of Restricted Stock, makes the election permitted under Code Section 83(b) to include in such Grantee’s gross income in the year of transfer the amounts specified in Code Section 83(b), then such Grantee shall notify the Company of such election within ten (10) days of filing the notice of the election with the Internal Revenue Service, in addition to any filing and notification required pursuant to regulations issued under Code Section 83(b). The Committee may, in connection with the grant of an Award or at any time thereafter, prohibit a Grantee from making the election described above.

Section 18.

General Provisions

18.1. Governing Law. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware (regardless of its conflict of laws principles) and applicable federal laws, and without reference to any rules of construction regarding the party responsible for the drafting hereof. Venue shall be in, and jurisdiction of, the State or Federal Court (as may be appropriate) nearest to the Company’s then United States headquarters.

18.2. Severability. If any provision of the Plan or any Award Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, it shall be stricken and the remainder of the Plan and any such Award shall remain in full force and effect.

18.3. Successors. All obligations of the Company under the Plan or any Award Agreement with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

18.4. Requirements of Law. The granting of Awards and the delivery of Shares under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges or markets as may be required. Notwithstanding any provision of the Plan or any Award Agreement, Grantees shall not be entitled to exercise, or receive benefits under, any Award, and the Company (or any Subsidiary) shall not be obligated to deliver any Shares or deliver benefits to a Grantee, if such exercise or delivery would constitute a violation by the Grantee, the Company or a Subsidiary of any applicable law or regulation.

18.5. Securities Law Compliance. If the Committee deems it necessary to comply with any applicable securities law, or the requirements of any securities exchange or market upon which Shares may be listed, the Committee may impose any restriction on Awards or Shares acquired pursuant to Awards under the Plan as it may deem advisable. All evidence of Share ownership delivered pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations or other requirements of the SEC, any securities exchange or market upon which Shares are then listed, and any applicable securities law. If so requested by the Company, the Grantee shall make a written representation and warranty to the Company that he or she will not sell or offer to sell any Shares unless a registration statement shall be in effect with respect to such Shares under the Securities Act of 1933, as amended, and any applicable state securities law or unless he or she shall have furnished to the Company an opinion of counsel, in form and substance satisfactory to the Company, that such registration is not required. No provisions of the Plan shall be interpreted or construed to obligate the Company to register any Shares under federal, state, or foreign law. The Shares issued under the Plan may be subject to such other restrictions on transfer as determined by the Committee.

If the Committee determines that the exercise or non-forfeitability of, or delivery of benefits pursuant to, any Award would violate any applicable provision of securities laws or the listing requirements of any national securities exchange or national market system on which any of the Company’s equity securities are listed, then the Committee may postpone any such exercise, non-forfeitability or delivery to comply with all such provisions at the earliest practicable date.

18.6. Code Section 409A. To the extent applicable and notwithstanding any other provision of the Plan, the Plan and Award Agreements hereunder shall be administered, operated and interpreted in accordance with Code Section 409A, including any regulations or other guidance that may be issued after the date on which the Board approves the Plan; provided, however, that, in the event that the Committee determines that any amounts payable hereunder may be taxable to a Grantee under Code Section 409A prior to the payment and/or delivery to such Grantee of such amount, the Company may (a) adopt such amendments to the Plan and related Award, and appropriate policies and procedures, including amendments and policies with retroactive effect (to the extent permissible under applicable law), that the Committee determines necessary or appropriate to preserve the intended tax treatment of the benefits provided by the Plan and Awards hereunder, and/or (b) take such other actions as the Committee determines necessary or appropriate to comply with or exempt the Plan and/or Awards from the requirements of Code Section 409A. The Company and its Subsidiaries make no guarantees to any Person regarding the tax treatment of Awards or payments made under the Plan, and, notwithstanding the above provisions and any agreement or understanding to the contrary, if any Award, payments or other amounts due to a Grantee (or his or her beneficiaries, as applicable) results in, or causes in any manner, the application of any adverse tax consequence under Code Section 409A or otherwise to be imposed, then the Grantee (or his or her Beneficiaries, as applicable) shall be solely liable for the payment of, and the Company and its Subsidiaries shall have no obligation or liability to pay or reimburse (either directly or otherwise) the Grantee (or his or her Beneficiaries, as applicable) for, any such adverse tax consequences. In the case of any Deferred Compensation Award (in addition to Deferred Stock), the provisions of Section 10.4 relating to permitted times of settlement shall apply to such Award. If any Deferred Compensation Award is payable to a “specified employee” (within the meaning of Treasury Regulation Section 1.409A-1(i)), then such payment, to the extent payable due to the Grantee’s Termination of Service and not otherwise exempt from Code Section 409A, shall not be paid before the date that is six (6) months after the date of such Termination of Service (or, if earlier, such Grantee’s death).

18.7. Mitigation of Excise Tax. Subject to the last sentence of this Section 18.7, if any payment or right accruing to a Grantee under the Plan (without the application of this Section 18.7), either alone or together with other payments or rights accruing to the Grantee from an Employer (“Total Payments”), would constitute a “parachute payment” (as defined in Code Section 280G), such payment or right shall be reduced to the largest amount or greatest right that will result in no portion of the amount payable or right accruing under the Plan being subject to an excise tax under Code Section 4999 or being disallowed as a deduction under Code Section 280G. The determination of whether any reduction in the rights or payments under the Plan is to apply shall be made by the Committee in good faith after consultation with the Grantee, and such determination shall be conclusive and binding on the Grantee. The Grantee shall cooperate in good faith with the Committee in making such determination and providing the necessary information for this purpose. Unless otherwise provided in an Award Agreement or in an Employment Agreement, the foregoing provisions of this Section 18.7 shall apply with respect to any person only if, after reduction for any applicable federal excise tax imposed by Code Section 4999 and all state and federal taxes imposed by the Code, the Total Payments accruing to such person would be less than the amount of the Total Payments as reduced, if applicable, under the foregoing provisions of the Plan and after reduction for all state and federal taxes, excluding any applicable federal excise tax imposed by Code Section 4999.

18.8. No Rights as a Stockholder. No Grantee shall have any rights as a stockholder of the Company with respect to the Shares (except as provided in Section 8.7 with respect to Restricted Stock) that may be deliverable upon exercise or payment of such Award until such Shares have been delivered to him or her.

18.9. Awards Not Taken into Account for Other Benefits. Awards shall be special incentive payments to the Grantee and shall not be taken into account in computing the amount of salary or compensation of the Grantee for purposes of determining any pension, retirement, death or other benefit under (a) any pension, retirement, profit-sharing, bonus, insurance or other employee benefit plan of an Employer, except as such plan shall otherwise expressly provide, or (b) any Employment Agreement between an Employer and the Grantee, except as such Employment Agreement shall otherwise expressly provide.

18.10. Non-Exclusivity of Plan. Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other compensatory arrangements for employees as it may deem desirable.

18.11. No Trust or Fund Created. The Plan is intended to constitute an “unfunded” plan for incentive compensation. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Subsidiary and a Grantee or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Subsidiary pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Subsidiary.

18.12. No Right to Continued Employment or Awards. No employee shall have the right to be selected to receive an Award under this Plan or, having been so selected, to be selected to receive a future Award. The grant of an Award shall not be construed as giving a Grantee the right to be retained in the employ of the Company or any Subsidiary or to be retained as a director of or consultant to the Company or any Subsidiary. Further, the Company or a Subsidiary may at any time terminate the employment of a Grantee free from any liability, or any claim under the Plan, unless otherwise expressly provided in the Plan, any Award Agreement or an Employment Agreement, as applicable.

18.13. Military Service. Awards shall be administered in accordance with Code Section 414(u) and the Uniformed Services Employment and Reemployment Rights Act of 1994.

18.14. Construction. The following rules of construction will apply to the Plan: (a) the word “or” is disjunctive but not necessarily exclusive and (b) words in the singular include the plural, words in the plural include the singular, and words in the neuter gender include the masculine and feminine genders and words in the masculine or feminine genders include the neuter gender. The headings of sections and subsections are included solely for convenience of reference, and if there is any conflict between such headings and the text of this Plan, the text shall control. All references to Sections herein are intended to be references to sections of the Plan, unless otherwise indicated.

18.15. No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

18.16. Compensation Recoupment Policy. The Plan and all Awards issued hereunder shall be subject to any compensation recovery and/or recoupment policy adopted by the Company to comply with applicable law, including, without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act, or to comport with good corporate governance practices, as such policies may be amended from time to time. No recovery of compensation under such a clawback policy will be an event giving rise to a right to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company or a Subsidiary.

18.17. Notice. Any notice or other communication required or permitted under the Plan must be in writing and must be delivered personally, sent by certified, registered, or express mail, or sent by overnight courier, at the sender’s expense. Notice will be deemed given (1) when delivered personally or, (2) if mailed, three days after the date of deposit in the United States mail or, (3) if sent by overnight courier, on the regular business day following the date sent. Notice to the Company should be sent to Power Solutions International, Inc. 201 Mittel Drive, Wood Dale, Illinois 60191, Attention: Chief Financial Officer. Notice to the Grantee should be sent to the address set forth on the Company’s records. Either party may change the address to which the other party must give notice under this Section 18.17 by giving the other party written notice of such change, in accordance with the procedures described above.

18.18. Plan Document Controls. This Plan and each Award Agreement constitute the entire agreement with respect to the subject matter hereof and thereof; provided, however, that in the event of any inconsistency between the Plan and such Award Agreement, the terms and conditions of the Plan shall control.